UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

GEN Restaurant Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41727	87-3424935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11480 South Street, Suite 205 Cerritos, CA		90703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (562) 356-9929

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share	GENK	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 13, 2025, Gen Restaurant Group, Inc. (the "Company") announced that its board of directors authorized the repurchase of shares of the Company's Class A common stock, par value $0.001("Common Stock"), from time to time on the open market, including block purchases, or in privately negotiated purchases, at an aggregate purchase price of $5.0 million (the "Stock Repurchase Program"). The actual timing, manner, number, and value of shares repurchased under the Stock Repurchase Program will be determined by the Company at its discretion and will depend on several factors, including the market price of the Common Stock, general market and economic conditions, applicable requirements, and other business considerations. The Stock Repurchase Program may be suspended or discontinued at any time and does not obligate the Company to acquire any specific number of shares of its Common Stock.

A copy of the press release issued by the Company on March 13, 2025, announcing the Stock Repurchase Program is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of GEN Restaurant Group, Inc. dated March 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: March 13, 2025	By:	/s/ Thomas V. Croal
Thomas V. Croal
Chief Financial Officer